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                                                                   EXHIBIT 23.3



                [FORREST A. GARB & ASSOCIATES, INC. LETTERHEAD]






                        CONSENT OF INDEPENDENT ENGINEERS



We consent to the inclusion in this Second Amendment to the Registration Statement on Form S-1 (File No. 333-22829) of the summary of the Reserve report as of December 31, 1996, for Mewbourne Energy Partners 97-A, L.P. as audited by us. We also consent to the reference therein to our firm as an "Independent Expert."



/s/ Forrest A. Garb & Associates, Inc.

FORREST A. GARB & ASSOCIATES, INC.




Dallas, Texas
June 11, 1997